UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/14/2011

Westway Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52642

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900
New Orleans, LA 70130
(Address of principal executive offices, including zip code)

(504) 525-9741
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 14, 2011, Westway Group, Inc. received a notification from Nasdaq that Westway no longer complies with Nasdaq's independent director and audit committee requirements as set forth in Listing Rule 5605. This notification follows and is consistent with Westway's notification to Nasdaq on March 29, 2011 that, as a result of the resignation of Mr. Gregory F. Holt from Westway's Board of Directors, Westway does not have a majority of independent directors on its Board, as required by Nasdaq Listing Rule 5605(b)(1), and does not have three independent members serving on its Audit Committee, as required by Nasdaq Listing Rule 5605(c)(2). On March 31, 2011, Westway filed a Current Report on Form 8-K with the SEC reporting on the resignation of Mr. Holt and Westway's notice to Nasdaq and disclosing that Westway and the remaining members of the Board intend to take prompt action within the time periods provided by Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4)(B), respectively, to cause a majority of the members of the Board to be independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and to cause the Audit Committee to be composed of three independent directors. Nasdaq's April 14, 2011 notification indicates that Westway has a cure period until September 22, 2011, to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

Date: April 15, 2011	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
Chief Financial Officer